Exhibit 23.1
Form SB-2
Skypath Networks, Inc.

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated October 20, 2003, relating to the consolidated financial statements of Skypath Networks, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





                        /s/ Prescott Chatellier Fontaine &
                        Wilkinson, LLP


                        Providence, Rhode Island
                        November 6, 2003




                                     E-204